Exhibit 99.1

Akerna Announces Fourth Quarter and Full Year 2021 Financial Results

Software revenue up 59%, Total revenue up 49% year-over-year

DENVER, March 21, 2022 -- Akerna (Nasdaq: KERN), a leading enterprise software company and developer of one of the most comprehensive technology infrastructures, ecosystems, and compliance engines powering the global cannabis industry, today reported its unaudited financial results for the quarter and year ended December 31, 2021.

“Akerna experienced significant growth in 2021, with our enterprise business leading the way forward into 2022,” said Jessica Billingsley, CEO of Akerna. “Our platforms continued to serve our growing clients, and we continued to develop offerings that position Akerna as a differentiated provider of robust technology solutions to the cannabis industry. We acquired two leading enterprise solutions -- 365 Cannabis and Viridian Sciences -- that delivered robust increases in software revenue. We are pleased with the consistent uptake from our clients in a year of consolidation in the industry with limited new markets opening.”

“Our clients are both getting larger and individually seeing both unit and sales transactions rise. As more of the industry runs on Akerna, we are well-positioned for expected new market expansion and US federal progress. In the meantime, we continue to grow our CARR, grow the number and amount of transactions running on Akerna, and we continue to enhance our open ecosystem of solutions that can run either independently or in conjunction with our clients’ choice of our leading accounting and tax products including SAP, Microsoft, and Netsuite.”

Full Year 2021 Financial Highlights

●	Software revenue was $19.0 million, up 59% year-over-year
●	Total revenue was $20.7 million, up 49% year-over-year
●	Gross profit was $12.6 million, up 67% year-over-year. Gross profit margin was 61% in 2021 compared to 54% in 2020
●	Loss from operations was $33.4 million, up $6.6 million year-over-year
●	Net loss was $33.6 million, up $6.7 million year-over-year
●	Adjusted EBITDA* loss was $7.9 million compared with a loss of $11.7 million in 2020, a 32% improvement year-over-year
●	Cash and Restricted Cash was $14.4 million as of December 31, 2021

*	See “Explanation of Non-GAAP Financial Measures” below

2021 Metrics and Operating Highlights

●	Total SaaS ARR of $20.9 million, up 51% year-over-year

●	Average new business deal size up 15% year-over-year
●	Q4 New Bookings ARR of approximately $1.5 million, representing a quarterly record for Akerna
●	Transaction volume up 48% year-over-year
●	Retail order spend up 42% year-over-year
●	Acquisition of 365 Cannabis, cannabis business management software built on Microsoft’s Dynamics Office 365 Business Central
●	Acquistion of Viridian, cannabis business management software built on SAP Business One
●	Launched Akerna Connect, enabling cannabis dispensaries to offer online ordering, loyalty programs, and text messaging
●	Secured First Federal Cannabis Regulatory Contract with St. Vincent and the Grenadines
●	Issued $20 million in convertible debt to replace existing convertible debt at more attractive terms
●	Achieved SAP® Certified Integration with SAP NetWeaver® for MJ Platform

Fourth Quarter 2021

●	Software revenue was $6.2 million, up 80% year-over-year
●	Total revenue was $6.6 million, up 61% year-over-year
●	Gross profit was $3.8 million, up 42% year-over-year. Gross profit margin was 58% in the fourth quarter compared to 66% in the fourth quarter of 2020.
●	Loss from operations was $20.1 million, up $9.9 million year-over-year
●	Net loss was $19.5 million, up $7.2 million year-over-year
●	Adjusted EBITDA* loss was $2.9 million compared with a loss of $1.9 million in the fourth quarter 2020

*	See “Explanation of Non-GAAP Financial Measures” below

NOTE:

The foregoing financial results are preliminary in nature. Final financial results and other disclosures will be reported in Akerna’s annual report on Form 10-K and may differ materially from the results and disclosures today due to, among other things, the completion of final review procedures, the occurrence of subsequent events or the discovery of additional information. You are encouraged to review the Form 10-K in detail.

Conference Call Details

Akerna will host a conference call, tomorrow, Tuesday March 22, 2022 at 8:30 AM ET and will provide prepared remarks to update investors on these results, with a live Q&A Session to follow.

Any interested parties who would like to participate in the call by phone are encouraged to dial Toll-Free: 1-877-407-3982, or Toll / International: +1-201-493-6780 at least 5 minutes prior to the start of the call. The Conference ID is 13727329. The conference call will also be available via a live, listen-only webcast and can be accessed over the internet through the Investor Relations section of Akerna’s website, https://ir.akerna.com/.

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $30 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. The company’s cornerstone technology, MJ Platform, the world’s leading infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators.

To be included on the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

For more information, visit https://www.akerna.com/.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding our preliminary financial results which may differ from our final financial results, our position for expected new market expansion and US federal progress, our continued growth of CARR and the number and amount of transactions running on Akerna, our continued enhancement of our open ecosystem of solutions and the timing for management’s conference call in relation to our quarterly results. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Explanation of Non-GAAP Financial Measures:

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We believe that Adjusted EBITDA, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance and allows for comparison of our performance and credit strength to our peers. Adjusted EBITDA should not be considered alternatives to net loss as determined in accordance with GAAP as indicators of our performance or liquidity.

We define EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items for the reasons set forth below:

●	Impairment of long-lived assets, as this is a non-cash, non-recurring item, which effects the comparability of results of operations and liquidity;

●	Stock-based compensation expense, because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity;

●	Cost incurred in connection with business combinations and mergers that are required to be expensed as incurred in accordance with GAAP, because business combination and merger related costs are specific to the complexity and size of the underlying transactions as well as the frequency of our acquisition activity these costs are not reflective of our ongoing operations;

●	Costs incurred in connection with non-recurring financing, including fees incurred as a direct result of electing the fair value option to account for our debt instruments;

●	Restructuring charges, which include costs to terminate a lease and the related write off of leasehold improvements and furniture, as we believe these costs are not representative of operating performance;

●	Gain on forgiveness of PPP loan, as this is a one-time forgiveness of debt that is not recurring across all periods and we believe inclusion of the gain is not representative of operating performance;

●	Equity in losses of investees because our share of the operations of investees is not representative of our own operating performance and may not be monetized for a number of years; and

●	Changes in fair value of contingent consideration because these adjustments are not recurring across all periods and we believe these costs are not representative of operating performance.

●	Other non-operating expenses which includes a one-time gain on debt extinguishment and a one-time loss on disposal of fixed assets, which effects the comparability of results of operations and liquidity.

Related Non-GAAP Expense Measure

We reference in our earnings call certain non-GAAP expense measures, including non-GAAP Operating Expenses, non-GAAP Product Development Expense, non-GAAP Sales and Marketing Expenses, and non-GAAP General and Administrative Expenses. We believe that these non-GAAP financial measures, when considered with the financial statements determined in accordance with GAAP, are helpful to management and investors in understanding our performance quarter over quarter and to the comparable quarter in our prior fiscal year by excluding the same items we exclude from EBITDA to derive Adjusted EBITDA, as set forth above (stock-based compensation expense, costs incurred with business combinations and mergers, costs incurred in connection with non-recurring financing fees, restructuring charges, equity in earnings (losses) of investees and changes in fair value of contingent consideration) for the same reasons stated above, principally, that these expenses are not, in management’s opinion, easily comparable across reporting periods, are not reflective of ongoing operations and/or are not representative of our operating performance.

We define non-GAAP Operating Expenses, non-GAAP Product Development Expense, non-GAAP Sales and Marketing Expenses and non-GAAP General and Administrative Expenses as, in each case, the corresponding GAAP financial measure (Operating Expenses, Product Development Expense, Sales and Marketing Expenses and General and Administrative Expenses) excluding that portion of depreciation and amortization, stock-based compensation expense, business combinations and merger related costs, non-recurring financing fees, restructuring charges, impairment of long-lived assets, and equity in losses of investees and changes in fair value of contingent consideration that is attributable to that specific GAAP financial measure.

This non-GAAP expense measure should not be considered an alternative to the corresponding GAAP financial measure as determined in accordance with GAAP as an indicator of our performance or liquidity. Please review the tables provided below, for a reconciliation of this non-GAAP expense measure to the corresponding GAAP financial measure.

The reconciliation of the above non-GAAP financial measures for the quarter ended December 31, 2021 are presented in the tables below. For comparative purposes, the reconciliation of these non-GAAP financial measures in the prior quarter ended September 30, 2021 are contained in our press release for that quarter dated November 8, 2021 and available on our website at www.akerna.com or in our current report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2021 and available here: https://www.sec.gov/Archives/edgar/data/1755953/000121390021058240/ea150400ex99-1_akernacorp.htm

Investor Contacts

IR@akerna.com

AKERNA CORP.

Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$13,934,265	$17,840,640
Restricted cash	508,261	500,000
Accounts receivable, net	1,403,774	1,753,547
Prepaid expenses and other current assets	2,383,764	2,458,727
Total current assets	18,230,064	22,552,914

Fixed assets, net	153,151	1,193,433
Investment, net	226,101	233,664
Capitalized software, net	7,311,676	3,925,739
Intangible assets, net	21,609,794	7,388,795
Goodwill	44,692,195	41,874,527
Other noncurrent assets	9,700	—
Total assets	$92,232,681	$77,169,072

Liabilities and Equity

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$6,063,520	$3,188,576
Contingent consideration payable	6,300,000	—
Deferred revenue	3,543,819	843,900
Current portion of long-term debt	13,200,000	11,707,363
Derivative liability	63,178	311,376
Total current liabilities	29,170,517	16,051,215

Long-term portion of deferred revenue	582,676	—
Long-term debt, less current portion	4,105,000	3,895,237
Deferred tax liabilities	675,291	—

Total liabilities	34,533,484	19,946,452

Commitments and contingencies (Note 14)

Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, 1 share special voting preferred stock issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Special voting preferred stock, par value $0.0001; 1 share authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, with $1 preference in liquidation; exchangeable shares, no par value, 309,286 and 2,667,349 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively (See Note 4)	2,366,038	20,405,219
Common stock, par value $0.0001; 75,000,000 shares authorized, 31,001,884 and 19,901,248, issued and outstanding at December 31, 2021 and December 31, 2020, respectively	3,100	1,990
Additional paid-in capital	146,027,258	94,086,433
Accumulated other comprehensive loss	61,523	(91,497)
Accumulated deficit	(90,758,722)	(57,179,525)
Total equity	57,699,197	57,222,620
Total liabilities and equity	$92,232,681	$77,169,072

AKERNA CORP.

 Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue
Software	$6,188,569	$3,443,392	$18,998,409	$11,963,028
Consulting	375,380	583,512	1,510,413	1,739,683
Other revenue	64,612	83,876	176,152	196,257
Total revenue	6,628,561	4,110,780	20,684,974	13,898,968
Cost of revenue	2,779,558	1,401,103	8,119,487	6,355,825
Gross profit	3,849,003	2,709,677	12,565,487	7,543,143

Operating expenses
Product development	1,754,130	1,407,263	6,271,966	5,129,814
Sales and marketing	3,543,653	1,830,526	9,108,173	8,085,897
General and administrative	2,115,790	1,964,880	10,422,207	11,018,356
Depreciation and amortization	2,129,715	836,215	5,735,150	3,223,844
Impairment of long-lived assets	14,383,310	6,887,000	14,383,310	6,887,000
Total operating expenses	23,926,598	12,925,884	45,920,806	34,344,911
Loss from operations	(20,077,595)	(10,216,207)	(33,355,319)	(26,801,768)

Other (expense) income:
Interest (expense) income, net	(355,710)	(189,397)	(1,531,497)	(161,646)
Change in fair value of convertible notes	665,000	(1,739,273)	(1,365,904)	(195,273)
Change in fair value of derivative liability	97,023	(15,794)	248,198	376,811
Gain on forgiveness of PPP Loan	—	—	2,234,730	—
Other (expense) income, net	186,177	(59,273)	186,420	(59,397)
Total other (expense) income	592,490	(2,003,737)	(228,053)	(39,505)

Net loss before income taxes and equity in losses of investee	(19,485,105)	(12,219,944)	(33,583,372)	(26,841,273)
Income tax expense	22,309	(200)	11,739	(31,185)
Equity in losses of investee	—	(11,109)	(7,564)	(16,335)

Net loss	(19,485,796)	(12,231,253)	(33,579,197)	(26,888,793)
Net loss attributable to noncontrolling interest in consolidated subsidiary	—	—	—	858,574
Net loss attributable to Akerna shareholders	$(19,462,796)	$(12,231,253)	$(33,579,197)	$(26,030,219)

Basic and diluted weighted average common stock outstanding	30,741,422	18,138,921	25,641,950	14,414,503
Basic and diluted net loss per common share	$(0.63)	$(0.67)	$(1.31)	$(1.81)

AKERNA CORP.

Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net Loss	$(33,579,197)	$(26,888,791)
Adjustment to reconcile net loss to net cash used in operating activities
Equity in losses of investment	7,564	16,335
Bad debt expense	556,890	442,986
Stock-based compensation expense	2,070,359	1,958,173
Loss on write off of fixed assets	1,045,179	—
Gain on forgiveness of PPP loan	(2,234,730)	—
Depreciation and amortization	5,735,149	3,223,844
Amortization of deferred contract costs	492,683	228,766
Non-cash interest expense	1,517,273	32,727
Foreign currency loss	21,497	—
Impairment of long-lived assets	14,383,310	6,887,000
Gain on debt extinguishment	(186,177)	—
Loss on sale of fixed asset	—	84,835
Debt issuance costs	—	1,177,390
Change in fair value of convertible notes	1,365,904	195,273
Change in fair value of derivative liability	(248,198)	(376,811)
Change in fair value of contingent consideration	—	(1,991,000)
Changes in operating assets and liabilities:
Accounts receivable	888,745	608,524
Prepaid expenses and other current assets	(85,623)	(810,218)
Other assets	—	41,925
Accounts payable, accrued expenses and other current liabilities	1,522,527	(1,523,253)
Deferred revenue	(1,010,118)	(601,177)
Net cash used in operating activities	(7,736,963)	(17,293,472)

Cash flows from investing activities
Developed software additions	(5,427,229)	(3,838,294)
Furniture, fixtures, and equipment additions	(39,263)	(168,839)
Cash paid for business combinations, net of cash acquired	(4,941,592)	(5,156,459)
Investment in equity method investee	—	—
Net cash used by investing activities	(10,408,084)	(9,163,592)

Cash flows from financing activities
Value of shares withheld related to tax withholdings	(520,395)	—
Proceeds from stock offering, net	1,828,119	—
Proceeds from the issuance of long term debt	18,000,000	—
Payments of principal amounts of debt	—	—
Payments on debt	(5,079,412)	(1,500,000)
Proceeds from the issuance of common stock	—	29,164,600
Offering costs from the issuance of common stock	—	(2,145,010)
Net cash provided by financing activities	14,228,312	25,519,590
Effect of exchange rate changes on cash and restricted cash	18,621	(2,783)
Net (decrease) increase in cash and restricted cash	$(3,898,114)	$(940,257)
Cash and restricted cash - beginning of period	18,340,640	19,280,897

Cash and restricted cash - end of period	$14,442,526	$18,340,640
Cash paid for taxes	$10,570	$—
Cash paid for interest	$461,764	$150,000

Akerna Corp.

Earnings Before Interest, Taxes, Depreciation and Amortization, and Adjusted EBITDA

The reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(19,462,796)	$(12,231,252)	$(33,579,197)	$(26,888,791)
Adjustments:
Interest expense (income)	355,710	189,397	1,531,497	161,646
Change in fair value of convertible notes	(665,000)	1,739,273	1,365,904	195,273
Change in fair value of derivative liability	(97,023)	15,794	(248,198)	(376,811)
Income tax expense	(22,309)	200	(11,739)	31,185
Depreciation and amortization	2,129,715	836,215	5,735,150	3,223,844
EBITDA	$(17,761,703)	$(9,450,373)	$(25,206,583)	$(23,653,654)
Impairment of long-lived assets	14,383,310	6,887,000	14,383,310	6,887,000
Stock-based compensation expense	465,476	516,169	1,967,817	1,871,069
Business combination and merger related costs	159,583	142,639	449,940	3,339,864
Non-recurring financing fees	48,328	96,427	458,691	1,316,984
Restructuring charges	(33,868)	421,957	2,419,908	490,146
Changes in fair value of contingent consideration	—	(604,000)	—	(1,991,000)
Gain on forgiveness of PPP loan	—	—	(2,234,730)	—
Equity in losses of investee	—	11,109	7,564	16,335
Other non-operating expenses	(186,177)	59,273	(186,177)	59,397
Adjusted EBITDA	$(2,925,051)	$(1,919,799)	$(7,940,260)	$(11,663,859)

Akerna Corp.

The reconciliation of operating expenses to non-GAAP operating expenses is as follows:

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Expenses	$23,926,599	$12,925,883	$45,920,806	$34,344,910
Adjustments:
Depreciation and amortization	2,129,715	836,215	5,735,150	3,223,844
Stock-based compensation expense	440,772	474,196	1,832,692	1,784,532
Business combination and merger related costs	159,583	142,639	449,940	3,339,864
Non-recurring financing fees	48,328	96,427	458,691	1,316,984
Restructuring charges	(33,868)	421,957	2,420,151	490,146
Impairment of long-lived assets	14,383,310	6,887,000	14,383,310	6,887,000
Changes in fair value of contingent consideration	—	(604,000)	—	(1,991,000)
Non-GAAP Operating Expenses	$6,798,759	$4,671,449	$20,640,872	$19,293,540

Akerna Corp.

The reconciliation of product development expense to non-GAAP product development expense is as follows:

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Product development expense	$1,754,130	$1,407,263	$6,271,966	$5,129,814
Stock-based compensation expense	258,415	229,650	833,079	548,233
Non-GAAP product development expense	$1,495,715	$1,177,613	$5,438,887	$4,581,581

Akerna Corp.

The reconciliation of sales and marketing expense to non-GAAP sales and marketing expenses is as follows:

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Sales and marketing expense	$3,543,653	$1,830,526	$9,108,173	$8,085,897
Stock-based compensation expense	149,960	91,521	516,751	390,810
Non-GAAP sales and marketing expense	$3,393,693	$1,739,005	$8,591,422	$7,695,087

Akerna Corp.

The reconciliation of general and administrative expense to non-GAAP general and administrative expenses is as follows:

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
General and administrative expense	$2,115,790	$1,964,880	$10,422,207	$11,018,356
Adjustments:
Stock-based compensation expense	32,397	153,026	482,862	845,492
Business combination and merger related costs	159,583	142,639	449,940	3,339,864
Non-recurring financing fees	48,328	96,427	458,691	1,316,984
Restructuring charges	(33,868)	421,957	2,420,151	490,146
Changes in fair value of contingent consideration	—	(604,000)	—	(1,991,000)
Non-GAAP general and administrative expense	$1,909,350	$1,754,831	$6,610,563	$7,016,870